Pinstripes Reports Fiscal Fourth Quarter, Fiscal Year 2024 Results, And Fiscal 2025 Guidance
17 total venues with three additional venues in development as of June 27, 2024
Issues Fiscal 2025 guidance including approximately $10 million in annual cost savings

NORTHBROOK, Ill. - June 27, 2024 - Pinstripes Holdings, Inc. (“Pinstripes” or “the Company”) (NYSE: PNST), a best-in-class experiential dining and entertainment brand combining bistro, bowling, bocce and private event space, today reported its financial results for the fiscal fourth quarter and fiscal year ended April 28, 2024.
Fourth Quarter Fiscal 2024 Highlights
•Total revenue increased 5.9% to $36.2 million, compared to the prior year fiscal fourth quarter
◦Food and beverage revenues increased 4.9% to $27.6 million
◦Recreation revenues increased 9.5% to $8.6 million
•Same store sales increased 0.4% over the prior year period
•Operating loss was $10.7 million, including pre-opening expenses of $1.7 million, or 4.6% of total revenue, compared to operating loss of $7.4 million, including pre-opening expenses of $2.8 million, or 8.2% of total revenue, in the prior year period.
•Net loss was $8.7 million compared to a net loss of $8.8 million in the prior year period.
•Store Venue-Level EBITDA(1) was $1.3 million, a decrease of $1.3 million from the prior year period
◦Venue-Level EBITDA margin was 3.7%, a decrease of 456 basis points from the prior year period
◦Venue-Level EBITDA margin for mature venues(2) was 11.4%, an increase of 309 basis points from the prior year period
•Adjusted EBITDA(1) was $(5.4) million compared to $(2.4) million in the prior year period.
Fiscal 2024 Highlights
•Total revenue increased 6.7% to $118.7 million in fiscal 2024 (52 weeks ended April 28, 2024), compared to the prior fiscal year (53 weeks ended April 30, 2023). The extra week in fiscal 2023 contributed approximately $2.5 million in revenue in fiscal 2023.
◦Food and beverage revenue increased 5.6% to $92.4 million
◦Recreation revenue increased 10.6% to $26.3 million
•Same store sales increased 3.0% over the prior fiscal year
•Operating loss was $21.8 million, including pre-opening expenses of $8.9 million, or 7.5% of total revenue, compared to operating loss of $13.7 million, including pre-opening expenses of $4.9 million, or 4.4% of total revenue, in the prior fiscal year.
•Net loss was $6.8 million compared to $7.5 million in the prior fiscal year.
•Venue-Level EBITDA(1) was $13.1 million, a decrease of $1.3 million, or 9.2%, from the prior fiscal year

◦Venue-Level EBITDA margin was 11.0%, a decrease of 223 basis point from the prior year
◦Venue-Level EBITDA margin for mature venues(2) was 14.4%, an increase of 118 basis points from the prior year
•Adjusted EBITDA(1) was $(11.7) million compared to $2.3 million in the prior year.
Dale Schwartz, Founder and CEO, stated, “We’ve had an exciting and productive six months since becoming a public company at the beginning of the year. We are pleased with the continued progress across our business, including the strong opening of two new venues in New Jersey and Florida, as well as posting a 310-basis point venue-level EBITDA margin improvement in our mature store base. Moreover, we were able to drive both positive comparable sales growth and positive traffic growth during the fiscal fourth quarter despite a challenging consumer environment, which is a testament to the passion and dedication of our more than 1,800 team members in providing our guests with that magical moments they’ve come to expect from visiting Pinstripes.”
Schwartz continued, “Our mature venue base, those stores open greater than 24 months, showcases the power and potential of the Pinstripes brand, generating strong profitability improvement both during the fiscal fourth quarter and full year 2024. Nevertheless, we believe we have an even more significant opportunity to improve margins through fiscal 2025. In recent months, we have identified several cost savings opportunities, representing approximately $10 million in annual savings. Ultimately, these savings have the potential to further improve our mature store contribution margins by approximately 500 basis points and we look forward to reaping the full savings benefit in fiscal 2025 and beyond.”
Schwartz concluded, “We have several exciting venues in the development pipeline, starting with venues in Walnut Creek, CA and Coral Gables, FL that are slated to open during the fiscal second quarter of 2025. As we look further into our development funnel, we have two prominent Seattle locations in Bellevue and Lake Union with our partners at Vulcan Real Estate, a new Jacksonville location with Simon Property Group, and more than 30 potential locations in various stages of development. Combined with our current portfolio of 17 open locations, we now have 22 total locations open, under construction or under lease. Our brand continues to be uniquely positioned for the current consumer environment, and our new partnership with Newmark as our Master Broker will further accelerate our development efforts.”
(1) Venue-Level EBITDA and Adjusted EBITDA are non-GAAP measures. For reconciliations of these measures to the most directly comparable GAAP measure, see the accompanying financial tables.
(2) Mature Venues are defined as venues open greater than 24 months.
Development Update
During and subsequent to the fourth quarter of fiscal 2024, the Company opened two new venues, bringing the total venue count to 17 as of April 28, 2024.
•Paramus, NJ opened February 2024
•Orlando, FL opened April 2024
Review of Fourth Quarter Fiscal 2024 Financial Results

Total revenues were $36.2 million compared to $34.2 million in the fourth quarter of fiscal 2024. Same store sales increased 0.4% for the fourth quarter of 2024 as compared to the fourth quarter of fiscal 2023.
Food and beverage costs as a percentage of revenues were 18.1% compared to 17.2% in the fourth quarter of fiscal 2023.
Store labor and benefits costs as a percentage of sales were 40.3% compared to 37.6% in the fourth quarter of fiscal 2023.
Store occupancy costs, excluding depreciation, as a percentage of sales were 19.1% compared to 17.0% in the fourth quarter of fiscal 2023.
Other store operating costs, excluding depreciation, as a percentage of sales were 18.8% compared to 17.6% in the fourth quarter of fiscal 2023.
General and administrative expenses were $7.4 million compared to $3.4 million in the fourth quarter of fiscal 2023. This increase was primarily due to expenses related to becoming a public company and an increased digital marketing spend, including marketing of newly opened locations in fiscal 2024. As a percentage of sales, general and administrative expenses were 20.5% compared to 9.8% in the fourth quarter of fiscal 2023.
Operating loss was $10.7 million compared to $7.4 million in the fourth quarter of fiscal 2023. The increase in operating loss was primarily due to increases in pre-opening expenses and general and administrative expense increases related to becoming a public company.
Net loss was $8.7 million, compared to $8.8 million, in the fourth quarter of fiscal 2023.
Fiscal 2025 Guidance

Fiscal 2025
Same Store Sales Growth	Low Single Digits
New Venue Openings	4 Venues
Mature Store-a) Venue-Level Margin	20-22%
General & Administrative Expenses including non-cash stock comp & tax	Approximately $17.0 million
Pre-Opening Expenses	$3.0 million
Adjusted EBITDA	$19.0-21.0 million
(a- Mature stores are stores open 24 or more months
Conference Call
A conference call and webcast to discuss Pinstripes’ financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Dale Schwartz, Founder and Chief Executive Officer, and Tony Querciagrossa, Chief Financial Officer.
Interested parties may listen to the conference call via telephone by dialing 201-389-0920. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13746229. The webcast will be available at investor.pinstripes.com under the events & presentations section and will be archived on the site shortly after the call has concluded.

About Pinstripes Holdings, Inc.
Born in the Midwest, Pinstripes’ best-in-class venues offer a combination of made-from-scratch dining, bowling and bocce and flexible private event space. From its full-service Italian-American food and beverage menu to its gaming array of bowling and bocce, Pinstripes offers multi-generational activities seven days a week. Its elegant and spacious 25,000-38,000 square foot venues can accommodate groups of 20 to 1,500 for private events, parties, and celebrations. For more information on Pinstripes, led by Founder and CEO Dale Schwartz, please visit www.pinstripes.com.
Forward-Looking Statements
Certain statements in this press release, including the statements under the section titled “Fiscal 2025 Guidance,” constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for the forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. Such forward-looking statements are often identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “forecasted,” “projected,” “potential,” “seem,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or otherwise indicate statements that are not of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability of Pinstripes to recognize the anticipated benefits of Pinstripes’ recently completed business combination transaction, which may be affected by, among other things, competition, the ability of Pinstripes to grow and manage growth profitably, maintain key relationships and retain its management and key employees; risks related to the uncertainty of the projected financial information with respect to Pinstripes; risks related to Pinstripes’ current growth strategy; Pinstripes’ ability to successfully open and integrate new locations on a timely basis; risks related to the substantial indebtedness of Pinstripes; risks related to the capital intensive nature of Pinstripes’ business; the ability of Pinstripes’ to attract new customers and retain existing customers; the impact of the labor shortage and inflation resulting from the COVID-19 pandemic on Pinstripes; and other economic, business and/or competitive factors. The foregoing list of factors is not exhaustive.
Stockholders and prospective investors should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Annual Report on Form 10-K filed by Pinstripes on June 28, 2024 and other documents filed by Pinstripes from time to time with the SEC.
Stockholders and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Pinstripes. Except as expressly required by the federal securities laws, Pinstripes expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of Pinstripes with respect thereto or any change in events, conditions or circumstances on which any statement is based.
Non-GAAP Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this presentation, we make reference to Venue-Level EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.
We define Adjusted EBITDA as net income (loss) as adjusted for the effects of: (i) depreciation and amortization; (ii) interest expense, net; (iii) income tax expense; (iv) costs associated with our recently completed business combination transaction and public company readiness and related expenses; (v) venue-level adjustments; (vi) gain on change in fair value of warrant liability; (vii) non-cash stock compensation expense; and (viii) Paycheck Protection Program loan forgiveness. We define Venue-Level EBITDA as income (loss) from operations as adjusted for the effects of: (i) depreciation expense; (ii) pre-opening expense; (iii) general and administrative expenses; and (iv) venue-level adjustments. We define Venue-Level EBITDA margin as Venue-Level EBITDA divided by revenue. We defined Venue-Level EBITDA margin for mature venues as Venue-Level EBITDA less income (loss) from operations for non-mature venues divided by revenue. Management uses Venue-Level EBITDA and Adjusted EBITDA to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA excludes the impact of certain non-cash charges and other items that affect the comparability of results in past quarters and which we do not believe are reflective of underlying business performance.
Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this presentation may be different from the methods used by other companies.
The Company is not providing a quantitative reconciliation of the forward-looking non-GAAP financial measures presented under the heading Fiscal 2025 Guidance. In accordance with Item10(e)(1)(i)(B) of Regulation S-K, a quantitative reconciliation of a forward-looking non-GAAP financial measure is only required to the extent it is available without unreasonable efforts. The Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation, or to quantify the probable significance of these items. The adjustments required for any such reconciliation of the Company’s forward-looking non-GAAP financial measures cannot be accurately forecast by the Company, and therefore the reconciliation has been omitted.

Investor Relations:
Jeff Priester
332-242-4370
Investor@pinstripes.com
Media:
ICR for Pinstripes
PinstripesPR@icrinc.com

Pinstripes Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	April 28, 2024	April 30, 2023
Assets
Current Assets
Cash and cash equivalents	$13,171	$8,436
Accounts receivable	1,137	1,310
Inventories	949	802
Prepaid expenses and other current assets	2,101	577
Total current assets	17,358	11,125
Property and equipment, net	80,015	62,842
Operating lease right-of-use assets	66,362	55,604
Other long-term assets	3,586	1,356
Total assets	$167,321	$130,927
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current Liabilities
Accounts payable	$22,706	$19,305
Amounts due to customers	8,633	7,349
Current portion of long-term notes payable	4,818	1,044
Accrued occupancy costs	6,508	14,940
Other accrued liabilities	6,546	6,688
Current portion of operating lease liabilities	15,259	10,727
Warrant liabilities	5,411	1,925
Total current liabilities	69,881	61,978
Long-term notes payable	70,677	36,211
Long-term accrued occupancy costs	277	2,020
Operating lease liabilities	94,256	91,398
Other long-term liabilities	1,386	850
Total liabilities	236,477	192,457

Commitments and contingencies (Note 14)

Redeemable convertible preferred stock	—	53,468

Stockholders’ deficit
Common stock (par value: $0.0001; authorized: 430,000,000 shares; issued and outstanding: 40,087,785 shares at April 28, 2024 and 11,422,476 shares at April 30, 2023)	4	1
Additional paid-in capital	56,623	3,794
Accumulated deficit	(125,783)	(118,793)
Total stockholders’ deficit	(69,156)	(114,998)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$167,321	$130,927

Pinstripes Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Sixteen Weeks Ended		Fiscal Year Ended
	April 28, 2024	April 30, 2023	April 28, 2024	April 30, 2023

Food and beverage revenues	$27,591	$26,310	$92,397	$87,467
Recreation revenues	8,607	7,860	26,327	23,806
Total revenue	36,198	34,170	118,724	111,273

Cost of food and beverage	6,564	5,867	20,296	18,968
Store labor and benefits	14,579	12,837	44,044	40,415
Store occupancy costs, excluding depreciation	6,918	5,824	17,455	18,375
Other store operating expenses, excluding depreciation	6,790	6,021	21,486	18,655
General and administrative expenses	7,413	3,365	19,989	13,205
Depreciation expense	2,933	2,512	8,350	8,086
Pre-opening expenses	1,651	2,794	8,889	4,935
Impairment loss	—	2,363	—	2,363
Operating loss	(10,650)	(7,413)	(21,785)	(13,729)
Interest expense, net	(5,655)	(1,211)	(11,741)	(1,946)
Gain on change in fair value of warrant liabilities and other	7,493	—	26,633
Other income (expense)	140	(13)	140	(13)
Gain (loss) on debt extinguishment	—	(93)	—	8,355
Loss before income taxes	(8,672)	(8,730)	(6,753)	(7,333)
Income tax expense	36	48	36	192
Net loss	(8,708)	(8,778)	(6,789)	(7,525)
Less: Cumulative unpaid dividends and change in redemption amount of redeemable convertible preferred stock	—	—	(2,301)	—
Net loss attributable to common stockholders	$(8,708)	$(8,778)	$(9,090)	$(7,525)

Basic loss per share			$(0.41)	$(0.66)
Diluted loss per share			$(0.41)	$(0.66)
Weighted average shares outstanding, basic			22,317,755	11,480,322
Weighted average shares outstanding, diluted			22,317,755	11,480,322

Pinstripes Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Fiscal Year Ended
	April 28, 2024	April 30, 2023
Cash flows from operating activities
Net loss	$(6,789)	$(7,525)
Adjustments to reconcile net loss to net cash used in operating activities
Gain on modification of operating leases	(3,281)	—
Depreciation expense	8,350	8,086
Non-cash operating lease expense	5,594	5,252
Paid-in-kind interest	3,430	—
Operating lease tenant allowances	(42)	7,727
Stock based compensation	1,178	295
Gain on change in fair value of warrant liabilities and other	(26,633)	—
Gain on extinguishment of debt	—	(8,355)
Amortization of debt issuance costs	1,951	246
Impairment loss	—	2,363
(Increase) decrease in operating assets
Accounts receivable	173	(431)
Inventories	(147)	(99)
Prepaid expenses and other current assets	(1,034)	(250)
Operating right-of-use asset	(5,548)	—
Other long-term assets	(3,586)	—
(Decrease) increase in operating liabilities
Accounts payable	4,056	(7,551)
Amounts due to customers	1,284	91
Accrued occupancy costs	(5,556)	(3,595)
Other accrued liabilities	80	(662)
Operating lease liabilities	(6,162)	(7,632)
Net cash used in operating activities	(32,682)	(12,040)
Cash flows from investing activities
Purchase of property and equipment	(22,128)	(12,987)
Net cash used in investing activities	(22,128)	(12,987)
Cash flows from financing activities
Proceeds from stock option exercises	—	66
Proceeds from warrant exercises	1	—
Proceeds from warrant issuances	24,592	3,758
Proceeds from issuance of redeemable convertible preferred stock, net	19,843	200
Payment of transaction costs related to reverse recapitalization and registration statements	(23,864)	—
Principal payments on long-term notes payable	(1,429)	(6,144)
Proceeds from the Oaktree Tranche 2 Loan	1,012	—
Debt issuance costs	(773)	(2,304)
Redemption of long-term notes payable	—	(100)
Proceeds from long-term notes payable, net	40,163	29,080
Net cash provided by financing activities	59,545	24,556
Net change in cash, cash equivalents and restricted cash	4,735	(471)
Cash, cash equivalents and restricted cash - beginning of period	8,436	8,907
Cash, cash equivalents and restricted cash - end of period	$13,171	$8,436

Supplemental disclosures of cash flow information
Cash paid for interest	$10,508	$1,428
Cash paid for income taxes	$109	$96
Supplemental disclosures of non-cash operating, investing and financing activities
Conversion of long-term notes payable to redeemable convertible preferred stock	$—	$1,050
Conversion of long-term notes payable and accrued interest to common stock	$5,137	$—
Forfeiture of accrued interest in connection with the conversion of long-term notes payable	$890	$—
Reclassification of warrant liability in connection with the reverse recapitalization	$940	$—
Conversion of preferred stock to common stock in connection with the reverse recapitalization	$75,501	$—
Transaction costs incurred in connection with the reverse recapitalization and registration statements but not yet paid	$596	$—
Transfer of warrants related to business combination	$29,824	$—
Conversion of Legacy Pinstripes common stock in connection with the reverse recapitalization	$180	$—
Increase in operating lease right-of-use assets	$14,018	$7,580
Non-cash finance obligation	$2,805	$—
Non-cash capital expenditures included in accounts payable	$654	$9,924
Change in the redemption amount of the redeemable convertible preferred stock	$1,423	$—
Accretion of cumulative dividends on Series I redeemable convertible preferred stock	$878	$—

Pinstripes Holdings, Inc.
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(in thousands)

	Sixteen Weeks Ended		Fiscal Year Ended
	April 28, 2024	April 30, 2023	April 28, 2024	April 30, 2023
Net Loss	$(8,708)	$(8,778)	$(6,789)	$(7,525)
Depreciation expense	2,933	2,512	8,350	8,086
Impairment loss	—	2,363	—	2,363
Interest expense, net	5,655	1,211	11,741	1,946
Taxes	36	48	36	192
Reported EBITDA	$(84)	$(2,644)	$13,338	$5,062
M&A, public company readiness, and other related expenses[1]	1,598	976	2,751	5,471
Venue-level adjustments[2]	—	(1,040)	(2,375)	(259)
Gain on change in fair value of warrant liabilities and other	(7,493)	—	(26,633)	—
Non-cash stock comp	563	294	1,178	361
PPP loan forgiveness[3]	—	—	—	(8,355)
Adjusted EBITDA	$(5,416)	$(2,414)	$(11,741)	$2,280
Adjusted EBITDA Margin	(15.0)%	(7.6)%	(9.9)%	2.1%

1 Primarily represents legal and audit-related costs associated with pursuing becoming a public entity and other related expenses
2 Represents adjustment to reflect non-cash gains or losses on modifications of venue leases and other related venue expenses in addition to removing the impact of an additional week in fiscal 2023

Pinstripes Holdings, Inc.
Reconciliation of Loss from Operations to Non-GAAP Venue-Level EBITDA
(in thousands)

	Sixteen Weeks Ended		Fiscal Year Ended
	April 28, 2024	April 30, 2023	April 28, 2024	April 30, 2023
Loss from Operations	$(10,650)	$(7,413)	$(21,785)	$(13,729)
Loss from Operating Margin	(29.4)%	(21.7)%	(18.3)%	(12.3)%
Depreciation expense	2,933	2,512	8,350	8,086
Pre-opening expenses	1,651	2,794	8,889	4,935
General and administrative expenses	7,413	3,365	19,989	13,205
Venue-Level adjustments[1]	—	1,359	(2,375)	1,892
Venue-Level EBITDA	$1,347	$2,617	$13,068	$14,389
Venue-Level EBITDA Margin	3.7%	8.3%	11.0%	13.2%

1 Represents adjustment to reflect non-cash gains or losses on restructure of venue leases, impairment loss, other related venue expenses, and removing the impact of an additional week in fiscal 2023

Pinstripes Holdings, Inc.
Reconciliation of Loss from Operations to Non-GAAP Venue-Level EBITDA
Mature Venues
(in thousands)

	Sixteen Weeks ended		Fiscal Year Ended
	April 28, 2024	April 30, 2023	April 28, 2024	April 30, 2023
Loss from Operations	$(10,650)	$(7,413)	$(21,785)	$(13,729)
Loss from Operating Margin	(29.4)%	(21.7)%	(18.3)%	(12.3)%
Depreciation expense	2,933	2,512	8,350	8,086
Pre-opening expenses	1,651	2,794	8,889	4,935
General and administrative expenses	7,413	3,365	19,989	13,205
Venue-Level adjustments[1]	—	1,359	(2,375)	1,892
Non-Mature Loss/(Income)	2,260	—	3,087	—
Venue-Level EBITDA Mature Venues	$3,607	$2,617	$16,155	$14,389
Venue-Level EBITDA Margin Mature Venues	11.4%	8.3%	14.4%	13.2%